Exhibit 10.1

Certain information as identified with “[XXX]” has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Contract No:

Ka Su Le

Promotion period special authorized cooperation contract

(original)

Agility International Holding LTD

Party A ( authorizer ): Dongguan Zhenghao Industrial Investment Co., Ltd.

Party B (authorized party): ____________________________________________________________

After clearly conducting market investigation and understanding its position in the market, Party B voluntarily submits to Party A the application for the “Ka Su Le Coffee” and “Ka Su Le” authorized cooperative business projects. Party A agrees to grant Party B the “Ka Su Le” brand in the authorized area to establish an authorized shop to use Party A’s technology, brand and related operating resources to engage in relevant business activities (hereinafter referred to as the “project”). The two parties hereby enter this contract to clarify each party’s rights and obligations for both parties to comply with based on the principles of friendly negotiation, equality, mutual benefits and common development.

1. Interpretation

1.1	This contract: The general term for the “Ka Su Le Promotion Period Special Authorized Cooperation Contract” and the contract annex.

1.2	Brand: It is the exclusive management system of ” Ka Su Le Coffee ” and “Ka Su Le” brand, including but not limited to brand trademark (including service mark) and its full rights, symbols, badges, logos, special designs and decorations, upholstery, building designs or specifications, and related trade names, patents and know-how, product business models, etc.

1.3	Party B: refers to the party that proposes to join the application process of the “Ka Su Le” promotion period and sign this contract with Party A. Regardless of whether Party B establishes an authorized shop in its own name, the authorized shop and Party B shall be deemed to be the same entity to perform Party B’s obligations under this contract. If the authorized shop is not established by Party B, then the authorized shop and Party B both assume joint and several liability to Party A for the obligations of Party B under this contract.

1.4	Authorized shops: refers to operating entities established by Party B to carry out the cooperation activities of “Ka Su Le Coffee” and “Ka Su Le” based on Party A’s authorization and Party B’s consent comply with Party A’s proprietary “Ka Su Le Coffee” and “Ka Su Le” management system, which operating entities including but not limited to individual industrial and commercial households, individual proprietorship enterprises, partnerships and companies. The authorized shop operates as an independent legal entity, independent accounting, and at its own risk.

1.5	Third person: Refers to any person or organization other than the subject who has rights or obligations under this contract, including all persons who are legally controlling Party B, or controlled by Party B, or jointly controlled by Party B or the organization, is considered to be a third person.

1.6	Written Notice: It refers to a written document with the official seal of both parties, signed by the authorized representative. The financial notice may be stamped with the financial special seal of the unit. All other notices shall be affixed with official seal; Party B shall be a natural person, all written documents shall be signed and confirmed.

1.7	Equipment and articles: Is nail-side proprietary instruments, equipment and products that are actually used in the production, operation and management of the operating system which Party B does not sell to customers.

1.8	Authorized products and products: Including but not limited to all goods and services with the authorization mark designed, developed and produced by Party A and the designated party of Party A, and other goods and corresponding services that Party A licensed marketing, including but not limited to raw materials, ingredients, finished products and service varieties, service methods, etc.

1.9	Technical assets: refers to all product formulas, technologies and processes developed and perfected by Party A and Party A’s designated parties.

1.10	Proprietary management system: It is the proprietary management system of the ” Ka Su Le Coffee ” and “Ka Su Le” brands, which are all licensed by Party A, including but not limited to trademarks (including service marks), trade names, patents and proprietary technology, product business model, etc.

1.11	Operation : It is the whole procedure and method for the business to sell the exclusive business products of ” Ka Su Le Coffee ” and “Ka Su Le” brand, including but not limited to marketing methods, unique decoration and furnishings, service processes and service methods, personnel training and management, methods of inventory and cost control, advertising or marketing tools, etc., including any revisions, additions and updates to the above-mentioned items from time to time.

1.12	Authorized logo: refers to the identification symbol associated with the proprietary management system, including but not limited to trademarks, trade names, signboards (shop logos), unique exterior and interior design (decoration, color configuration, layout, furniture, etc.), uniforms, advertisements, etc.

1.13	Trademark: refers to the trademark registered by the Trademark Office of the State Administration for Industry and Commerce of the People’s Republic of China.

1.14	Promotion period: The promotion period shall be determined by Party A’s notice, and Party B shall determine whether it enjoys the promotion period discount according to the specific time of signing the contract.

1.15	The trademarks, service marks and other related rights related to “Ka Su Le Coffee” and “Ka Su Le” in this contract are all attributed to Party A.

2.	Cooperative projects and basic requirements

2.1	Party A’s permission for Party B’s cooperative business operation is: Authorizing and permitting Party B to establish a form of authorized shop that meets the requirements of Party A, and using “Ka Su Le” granted by Party A in the contract term and business area as stipulated in this contract, and using “Ka Su Le Coffee ” brand and business know-how associated with this and other cooperation activities.

2.2	Party B shall strictly implement the cooperative business plan of “Ka Su Le Coffee” project to facilitate the healthy development of “Ka Su Le Coffee” market and realize the operational benefits of cooperative operation.

2.3	Party B guarantees to provide services to customers in accordance with the unified business model, service quality and standards under Party A’s proprietary management system, and to sell products and provide services according to the products and prices stipulated by Party A.

2.4	Party A shall supply Party B according to the order signed by the two parties or the authorized representative, or Party B shall purchase the product through Party A. The order form is an important part of the contract and has the same legal effect as this contract. Party B only sells the products of Party A’s brands; if Party B joins other brands without the written consent of Party A, Party A will take back the project cooperation management rights and the 6,000 shares of Shangshang Holdings limited Company in accordance with the laws and regulations of Hong Kong.

2.5	Party A shall implement the pricing policy for the main products of “Ka Su Le” and “Big Health Sharing-Ka Su Le Coffee Hot Drinking Machine”, such as “Coffee” and “Big Health”which Party B shall strictly provide according to Party A’s provision. The product price list guides the price of selling products and services, the sales price shall comply with the sales price rules formulated by Party A, and shall not exceed the original price and shall not be lower than the promotion price (except for the grand opening period); if Party B is found to have violated the pricing rules, Party B shall pay Party A the liquidated damages, and the liquidated damages standard shall be RMB 1,000 yuan/time.

3.	Authorized scope of business and authorized shops

3.1	Party Cooperation level: ___ level, authorized shop name: ___________________

The form of the authorized shop is:

☐ individual industrial and commercial households

☐ individual sole proprietorship

☐ limited liability company

☐ partnership enterprise

☐ other

Party B shall be the actual controller or controlling shareholder of the authorized shop.

3.2	Confirmed by Party A’s comprehensive inspection, the authorized shop established by Party B is laid on__________province__________city (county) __________ (exact address), the shop area is approximately ______square meters.

3.3	Party B shall authorize the shop within 30 days from the date of the opening of the authorized shop, including but not limited to copy of its ID card, business license, tax registration certificate, health permit, business license, fire protection, environmental protection permit, etc. Qualifications, qualification certificates and pre-approval documents, as well as detailed shop address, copy of lease contract, copy of real estate title certificate for rental address, shop decoration renderings or shop photos (Note : photos must clearly show the door of the shop, overall image, indoor situation Three sheets, as well as other materials required by Party A, are provided to Party A for archival purposes.

3.4	During the period of authorized operation, Party B shall guarantee the stable possession and use of the business premises where the authorized shop is established; if the authorized shop needs to change the business premises, Party B shall promptly notify Party A in writing, and Party A shall agree to the inspection. Business activities can be carried out at newly selected business locations.

3.5	Party B shall strictly abide by the specifications and conditions stipulated by Party A in the decoration and decoration of authorized shops and products/services. It shall not replace or convert the use of authorized shops in any form, and shall not be installed in authorized shops. Any kind of facilities or equipment not related to the authorized business operation shall not establish any signs or display other media or advertisements in the authorized shop that are not related to the authorized business items.

4. Authorized operating period

The authorized operation period of this contract is one year, from to, within 30 days before the expiration of the validity period, if either party fails to expressly renew the contract in writing to the other party, the contract will automatically terminate upon expiration of the term.

5. Cooperation

5.1	Both parties confirm that Party B shall participate in the authorized shop of Party A’s “Ka Su Le” cooperative operation project, and shall pay Party A a license fee of RMB 180,000 and a brand operation consulting service fee of RMB 12,000 /year; After Party B has paid the brand license fee and the brand operation consulting service fee as stipulated in this contract, the three systems of “Ka Su Le” and “Big Health Sharing-Ka Su Le Coffee and Hot Drink Machine Series” and “Product Authorized Operation” under this contract are completed. At the same time effective implementation.

5.2	Certain benefits in the promotion period: Party A confirms that Party B enjoys the promotion period discount under this contract, that is, during the brand promotion period, Party A will help Party B to better operate the operation, and specially grant the brand license fee for the promotion period [RMB 120,000] Yuan and the promotion of the first-year brand operation consulting service fee during the promotion period.

5.3	Brand Cooperation Support: In order to help Party B to join Party A’s brand and jointly create brand benefits, Party A agrees that Party B shall, within [7] days from the date of signing this contract, direct Party A to complete the payment of brand license fee and brand according to this contract. For the operation consulting service fee, Party B may obtain the rights corresponding to the level of cooperation specified in Article 3 of this contract and the resources under the proprietary management system provided by Party A.

5.4	All payments made by Party B to Party A shall be remitted to Party A’s designated bank account, and the remittance fee and the handling fee of six thousandths of the credit card shall be borne by Party B. Party A’s designated collection account is as follows:

Account Name: Dongguan Zhenghao Industrial Investment Co., Ltd.

Account number: xxx

Bank: Ping An Bank Company Limited Division Dongguan Changan Branch

5.5	The various amounts stipulated in this contract, including but not limited to the brand license fee paid by Party B to Party A and the brand operation consulting service fee, are not refundable upon payment; if the contract is terminated according to law or according to the contract, These payments have not been refundable.

6. The first Distribution and purchase, return service

6.1	The freight for the first batch of products, equipment and articles delivered by Party A shall be borne by Party A. Thereafter, if the total price is more than RMB 5,000 (only for “capsule products”), the shipping fees shall be borne by Party A.

6.2	Except as otherwise stipulated in this contract or the parties, the distribution responsibility of the authorized products and products to the authorized shops opened by Party B, the transportation expenses incurred shall be the responsibility of Party B.

6.3	Party A shall provide Party B with corresponding equipment and operating accessories according to the cooperation level of Party B. (See the Delivery list for details )

6.3 1) The TV set included in the delivery list must be used in the physical shop and the content to be broadcast must be related to the authorized business items under the contract. If the content of the broadcast is found to be inconsistent with the authorized operation requirements under this contract, Party A shall have the right to request Party B to change in accordance with the relevant provisions of this contract and the annex to the contract.

6.4	Party A provides product return service to Party B. (See the Commodity and Equipment Return Service System for details.

6.5	During the validity period of this contract, if Party B or its authorized shop receives the quality problems of Party A’s goods, Party A shall be responsible for the full return after Party A has verified and confirmed. However, if Party B causes quality problems in the product and causes damage to Party A and its brand image and corporate reputation, Party A has the right not to return the product and may request Party B to compensate for all losses.

6.6	When the province or city where Party B or its authorized shop is located has an authorized agent of Party A, the agent shall provide Party B with corresponding services, and the rights and obligations of both parties as stipulated in this contract shall not change.

6.7	Instrument and equipment warranty policy: During the validity period of this contract, Party B shall perform the warranty service within one year after the contract takes effect due to the damage caused by natural loss during the use of the equipment provided by Party A; Party B shall be damaged or improperly used due to the damage caused by Party B. If the equipment is faulty or the spare parts are missing, Party B shall bear Party A’s maintenance costs and spare parts purchase and other related expenses; Party B shall not entrust any third party other than Party A to perform equipment maintenance without Party A’s consent.

6.8	If the instrument or equipment is lost due to improper storage by Party B or its authorized shop, Party B shall promptly order the corresponding equipment from Party A and only from Party A. The price of the equipment shall be subject to the uniform price set by Party A (see the Ka su Le Health Drink Machine Parts Purchase Price Reference Table).

7.	Procurement, transportation and storage

7.1	Party B shall purchase and allocate the equipment and articles used by the authorized shop to Party A in accordance with the standards required by Party A to meet the requirements of the unified image of the proprietary management system; Party A shall have the right to request if it does not meet the standards and requirements of Party A. Party B replaces.

7.2	Party A shall provide Party B and Party B with the authorized products and products purchased by Party A. As a principle, Party A shall provide the door-to-door distribution and corresponding logistics services, and Party B shall bear the corresponding transportation expenses, but this contract or both parties shall except for the agreement.

7.3	The supplier of product distribution, transportation and logistics shall be selected by Party A in principle, except as otherwise agreed by this contract or both parties.

7.4	After the product is delivered to the designated location of Party B, Party B or Party B authorized shop staff (subject to the authorization certificate) shall be accepted on the spot (including but not limited to the work of inventory, inspection, unloading, etc.), if the quantity, category is inconsistent, and the goods are damaged, etc. Party B shall promptly give written feedback to Party A on the day of acceptance, and Party A shall be responsible for the settlement; if Party B confirms the receipt of the goods after confirmation, or fails to file an objection within the time limit, it shall be deemed to be qualified for acceptance, and the quality and quantity of products delivered by Party A shall be qualified.

7.5	After Party B accepts Party A’s goods, Party A will not assume any responsibility arising from the re-distribution, transportation and logistics of the goods.

7.6	Party B shall properly store the product in accordance with the relevant requirements of Party A and relevant national laws and regulations, and cause deterioration, deformation, odor or other influence on the use of the product under unsuitable storage conditions or due to factors such as the expiration date of the goods. Party B shall bear the losses and liabilities arising therefrom, unless otherwise agreed by the contract or the parties.

7.7	Party B shall ensure that the necessary supply and inventory of sufficient products for sale in the shop are maintained, so that it can operate in accordance with the requirements of Party A. The supply and inventory of the products should be sufficient to meet the needs of consumers and Party A’s regulations.

8.	Rights and Obligations of Party A

8.1	Party A’s rights

8.1.1	Party A has the right to allocate the goods of Party B according to the changes in market development;

8.1.2	Party A has the right to check the status of Party B’s operation, sales of goods, inventory, and execution price;

8.1.3	Party A has the right to adjust the product structure without the consent or permission of other parties;

8.1.4	All actions and activities of Party A shall be subject to the relevant contract.

8.2	Party A’s obligations

8.2.1	During the term of this contract, Party A authorizes Party B to use the operating technology assets developed by Party A to open a shop ( an authorized shop established by Party B) at the place specified in the contract for self-operating;

8.2.2	According to the cooperation level of Party B, provide Party B with relevant equipment and materials used by authorized shops (see the Delivery List for details).

8.2.3	Provide Party B with all kinds of necessary manuals for management, management and technical guidance or develop such materials;

8.2.4	Party B’s employees can receive free training from Party A. During the training period, Party B’s employees will not pay training fees nor will they receive remuneration. Party B’s employees will be responsible for all kinds of expenses and personal safety responsibilities arising from the training;

8.2.5	Party A may, according to the actual situation and after confirmation by Party B, assign personnel to the area where the authorized shop established by Party B or Party B is located, provide comprehensive training and guidance to its employees, help Party B to arrange, debug equipment and explain the use method, but Party A The expenses incurred by the company (including but not limited to the accommodation, transportation expenses, etc. of the trainers) shall be borne by Party B;

8.2.6	Party A shall notify Party B in time when new products are listed and new technologies are promoted;

8.2.7	Party A is responsible for promoting and promoting related brands and authorized products nationwide.

9. Rights and obligations of Party B

9.1	Party B’s rights

9.1.1	The right to operate Party A’s series of products and provide corresponding services to customers in accordance with the provisions of the contract, and carry out operations in the place as agreed in the contract;

9.1.2	Have all the legal rights as to all of the benefits arising from the operation of the authorized shop;

9.1.3	Responsible for the recruitment of personnel in the shop, business management, external sales, promotion of the shop. Party B must meet the requirements of Party A, and can maintain the good image of Party A and its brand;

9.1.4	Participate in national or regional training activities and other marketing activities organized by Party A;

9.1.5	Under the same conditions, Party A’s new technology and new products can be used preferentially.

9.2	Party B’s obligations

9.2.1	Acknowledge and agree to be abided by the relevant standards and uniformity of Party A’s proprietary operating system;

9.2.2	Have legal and valid business premises and purchase necessary equipment;

9.2.3	Ensure that all government approvals and permits related to this authorized business project are completed, including but not limited to pre-approval documents such as business license, tax registration, fire protection, sanitation, and environmental protection permit;

9.2.4	In accordance with the contract, pay all fees to Party A in full and on time;

9.2.5	Party B must concentrate on its operations and do its best to maintain the highest standards for all matters related to the operation of authorized shops, and shall not sell or provide any products or services that do not meet the statutory standards such as laws and regulations and Party A’s user manual;

9.2.6	Party B guarantees to refer to the unified salary standards for waiters and service officers under Party A’s proprietary management system (see the Management Methods for Promotion of Shop Clerk for details). The service officer hired by Party B must take a full-body photo in uniform and upload it to Party A. After Party A approves, he/she can go to the shop to serve customers.

9.2.7	In accordance with the contract and Party A’s requirements, properly use and use the relevant trademarks, trade names, trade secrets, business operations and other operating resources under the “Ka Su Le Physical Shop” brand granted by Party A, and always pay attention to maintaining the reputation and goodwill of Party A and its brands;

9.2.8	The complete and accurate transaction records of the authorized shops shall be maintained. Party B’s cash register system must cooperate with Party A’s data management and shall unconditionally be connected to Party A’s central data management and control system. Establish regular contacts with Party A and provide Party A with the financial and operational status of authorized shops on a regular basis, including but not limited to financial statements, business reports, and goods inventory report forms;

9.2.9	Party B shall not make false or exaggerated publicity or promise to the product;

9.2.10	Party B shall actively participate in the unified promotion activities and other activities arranged by Party A;

9.2.11	If the quality of the products sold due to Party B causes damage to the third party such as the customer, Party B shall independently assume the liability for compensation and shall bear all losses caused by Party A;

9.2.12	If Party A has provided the user manual to Party B, and people are injured by boiling water and injuries are caused due to Party B’s improper operation, or arbitrarily let the customers operate the machine to cause burns and other personal injuries, the consequent responsibility shall be borne by Party B;

9.2.13	Bottled drinking pure water or mineral water that meets the national drinking water hygiene standards must be used to make drinks (and the ice source for making cold drinks should also be barreled pure water or mineral water).

9.2.14	Within the authorized operation period of this contract, Party B shall not accept the authorization of any other third party to operate, and engage in the same industry as the authorized business project;

9.2.15	In accordance with the provisions of the law and this contract, assume other obligations to carry out the project under this authorization.

10.	Trademarks and brands

10.1	Party A permits Party B to use the “Ka Su Le” trademark legally owned by Party A and all relevant authorization marks under the “Ka Su Le” proprietary management system. The above authorization marks include trademark rights, patent rights, etc. Property rights and ownership are owned by Party A. After the termination or cancellation of this contract, Party A has the right to withdraw unconditionally and does not need to make any compensation to Party B.

10.2	Without the prior written permission of Party A, Party B shall not make or apply for registration of any authorized logo of Party A or a trademark mark that is similar, deformed or diluted with Party A’s authorized logo, and may not be used in combination with other trademarks, trade names or logos. Party A’s authorization mark shall be used for any activities other than the business purpose of this contract; nor shall Party A continue to use Party A’s trademark and authorization mark after the termination of this contract.

10.3	Party B may only post and hang the “Ka Su Le” authorization mark authorized by Party A and the label or signboard related to the authorization mark in the authorized shop.

10.4	Party B shall use the “Ka Su Le” trademark and service mark within the scope authorized by Party A and must use it as it is provided by Party A, and shall not make any changes to it.

11.	Trade secrets

11.1	The term “trade secrets” as used in this contract refers to technical information and business information that are not known to the public, can bring economic benefits to the right holder, are practical, and are subject to confidentiality measures by the right holder.

11.2	Any commercial information Party A authorized Party B to use and Party A and its affiliated parties’ any technical assets, business know-how and other related information or data obtained by Party B during the processing of entering and performing this contact, are considered to be the trade secrets of Party A, for which Party B shall be strictly confidential, unless Party B can prove that the information does not meet the requirements for the composition of trade secrets.

12.	Confidentiality

12.1	During and after the performance of this contract, Party B and the relevant personnel who are aware of Party A’s trade secrets are obliged to keep Party A’s trade secrets, and the period of confidentiality is permanent.

12.2	Party B shall, in accordance with the provisions, adopt confidentiality measures for the trade secrets used for license, and sign a corresponding confidentiality agreement with the personnel who know the trade secrets in accordance with Party A’s regulations or allow them to sign a confidentiality undertaking, so that such personnel shall bear the obligation of confidentiality. The confidentiality agreement or the undertaking shall use the text uniformly formulated by Party A and be reported to Party A for archival filing.

12.3	Unless the trade secret is known to the public as a result not attributable to the fault of Party B and or other persons who are aware of such trade secret, the confidentiality obligation shall not be waived.

12.4	If Party B and its employees breach the confidentiality obligations and disclose Party A’s trade secrets, causing losses to Party A, its affiliates, suppliers and customers, Party B shall compensate Party A all such losses.

12.5	Party A shall have confidentiality obligations for the materials provided by Party B and authorized shops opened by Party B, including but not limited to financial statements.

12.6	If Party B fails to comply with the relevant confidentiality agreement with the person who knows Party A’s trade secrets or asks him to sign a confidentiality undertaking, which causes Party A to claim rights to the above-mentioned personnel and compensate for the loss, Party B shall compensate Party A for all losses suffered by Party A.

13.	Declaration and undertaking

13.1	Party A and Party B are independent business and legal entities. The legal relationship between Party A and Party B based on this contract is only a cooperative relationship. There is no joint investment, agency, employment or contracting relationship between Party A and Party B. Party B and the authorized shop established as an independent civil entity carries out business activities externally, performs this contract, and independently bears civil liability.

13.2	There is no labor, employment or agency relationship between Party A and the employees of the authorized shop established by Party B or Party B. Party A shall not bear any responsibility for all actions and labor disputes of the authorized shop employees established by Party B.

13.3	If, without the written consent of Party A, Party B and its authorized shops, in the name of Party A or its agent or its business representative, make, without limitation, sign the contract, make any promises and guarantees to the third party, or agree on other obligations, etc., and such actions cause disputes and third parties pursuing damages from Party A, Party B shall bear all legal liabilities and legal consequences, and shall have nothing to do with Party A, and Party A shall reserve the right to have Party B right take all legal responsibilities.

13.4	If, without the written consent of Party A, Party B, through contract, lease, cooperation, entrustment or any other means, transfers all or part of the authorized operation items authorized by Party A and its authorized shops to the third party for operation and management, Party A shall have the right to terminate this contract and not refund the brand license fee and brand operation consulting service fee that Party B has paid.

13.5	Party B guarantees that it and its authorized shop owner meet the following requirements:

13.5.1	Good health and good conduct;

13.5.2	Have rich experience in sales and related industries for [1] years or more;

13.5.3	No criminal record;

13.5.4	No record of the List of Dishonest Judgment Debtors;

13.5.5	Agree with the business philosophy and management system of Party A’s proprietary management system.

13.6	Party B promises:

13.6.1	All or part of the authorized management rights obtained under this contract shall not be granted or transferred to a third party in any way;

13.6.2	It shall not disclose to any third party any commercial secrets, business defects and all information and materials related to this contract;

13.6.3	itself does not engage in authorized operations in an industry similar to the above-mentioned authorized business projects, and does not supply third parties with all or part of the products or services within the scope of this authorized business in ways other than the sale of authorized shops;

13.6.4	Except for the products or services within the authorized business scope, seeking customers, conducting business arrangements or transactions, etc., outside the areas agreed in this contract and within the scope of the license;

13.6.5	If the “Ka Su Le” brand owned by Party A and its operating system continue existing, Party B shall bear the obligation of non-competition in the period of performance of this contract and [3] years after the termination of the contract; the relevant personnel of Party B shall comply with Party A’s provisions and shall sign a corresponding non-compete agreement or a letter of commitment with Party B, and shall be subject to the non-competition obligation during the period of [3] years after Party B’s authorized shop work and termination of labor relations. If Party B is in the direction of Party A to execute the non-competition agreement, Party A shall not pay Party B any compensation for non-competition; if Party B shall perform the non-competition agreement, Party B shall bear the compensation for its personnel in connection with the non-competition in accordance with the law.

Non-competition prohibits any a behavior that competes with Party A’s authorized cooperative business project in any of the following ways:

(1)	Participating in the operation of related business by investment, equity participation, cooperation, contracting, entrusted operation or any other means;

(2)	Directly or indirectly accepting engagement with other companies or organizations to participate in related business;

(3)	Obtaining economic benefits directly or indirectly from companies competing with Party A and its agents.

14.	Dissolution and termination of the contract

14.1	During the term of this contract, if both parties agree to terminate this cooperation agreement in advance and reach a written agreement, this contract may be terminated in advance according to the agreement.

14.2	If Party B has any of the following acts and Party A has ordered the correction within a time limit but Party B has not corrected it, Party A may unilaterally terminate the contract, and the collected funds which (including brand license fee and brand operation consulting service fee) will not be refunded. :

14.2.1	Party B does not operate according to Party A’s regulations. Due to management and service problems, a large number of complaints (the total number of complaints in each channel reached [5] times or more) or criticism by the media have seriously damaged the reputation of Party A and its brand and image.

14.2.2	Unauthorized changes to the raw materials, formulas and operating rules provided by Party A;

14.2.3	Products and services are not provided in accordance with the business model and service specifications specified by Party A;

14.2.4	Selling or providing unauthorized products or services without the prior written consent of Party A;

14.2.5	Participate in competition in violation of the provisions of the non-competition;

14.2.6	Breach of confidentiality obligations to disclose Party A’s trade secrets;

14.2.7	Transferring all or part of the rights and obligations under this contract to other third parties without the consent of Party A;

14.2.8	Overdue payment of Party A’s payment and other payments;

14.2.9	Not in accordance with the purchase channel specified by Party A to purchase goods uniformly;

14.2.10	Other violations of this contract or failure to perform the obligations of this contract.

14.3	If Party B has any of the following acts, Party A may cancel the contract without a notice, and the collected funds (including brand license fee and brand operation consulting service fee) are not refundable:

14.3.1	Party B has not commenced business within six months after the signing of this contract;

14.3.2	Party B shall cease business for one month without cause;

14.3.3	Party B operates other brands without the written consent of Party A;

14.3.4	If Party B fails to purchase goods from Party A for three consecutive months and fails to submit a written report to Party A, Party B shall be deemed to have unilaterally withdraw from the cooperation;

14.3.5	Without the prior written consent of Party A, privately develop authorized shops or disclose to third parties, or allow third parties to use Party A’s relevant technical assets, operating assets and other operating resources;

14.3.6	Without the consent of Party A, the main property used for the business project authorized by this contract will be disposed of without authorization (including but not limited to the establishment of mortgage, pledge, rental, etc.) for the third party;

14.3.7	Party B misinterprets the business philosophy and makes false commitments, which damaged the goodwill and brand reputation of Party A and its group companies and hindered the business of Party A and its group.

14.4	In any case where the contract is terminated, except as otherwise provided in this contract, Party A shall perform the following obligations within 30 days after the termination of this contract:

14.4.1	from the date of the contract termination, no longer has the rights nor obligations under this contract;

14.4.2	return any documents that involves the business secrets of Party B, including but not limited to, financial documents and corporate materials provided by Party B.

14.5	Regardless of the termination of this contract under any circumstances, except as otherwise provided in this contract, Party B shall perform the following obligations within 30 days after the termination of this contract :

14.5.1	From the date of termination of this contract, longer has the rights nor obligations under this contract;

14.5.2	Remove the “Ka Su Le” brand, trademarks related to internal and external decoration, signs, billboards and other signs from its store;

14.5.3	Return the emblems, signs, advertisements, etc. provided by Party A to the authorized operating system to Party A, and Party B’s investment in the production of Party B shall not be returned to Party A;

14.5.4	Return the business manual, order book, catalogue, price list and other documents involving Party A’s trade secrets, copies and photocopies provided by Party A to Party A;

14.5.5	Return the goods, instruments, equipment and products designated by Party A to use Party A’s trademarks and brands;

14.5.6	Liquidate the debts of Party A, suppliers and customers;

14.5.7	Return the equipment and goods provided by Party A for free to Party A;

14.5.8	If Party B fails to fulfill the second obligation above, Party A may perform it on its own, and the expenses required shall be borne by Party B.

15.	Liability for breach of contract

15.1	Party B voluntarily applies to join “Ka Su Le”. During the contract period, without the unanimous consent of both parties, Party B shall not arbitrarily withdraw. If Party B unilaterally withdraws from the cooperation of the project, the benefits under this contract will be automatically cancelled.

15.2	After the relevant authorities inspections and verifications, if a third party is harmed due to the quality of goods (excluding the situation of improper operation), Party A shall be liable for such harm caused to such third party.

15.3	If Party B exaggerates publicity and has a dispute with the consumer, Party B shall bear the responsibility and have nothing to do with Party A.

15.4	Party B and its authorized shops operate independently, and Party B shall bear all losses and liabilities for the damage caused to its personal persons and property by its business operations.

15.5	. If Party A is liable for any damages due to the actions of Party B or its authorized shop, Party B shall be liable for all of Party A’s damages.

15.6	Subject to other provisions of this contract, if Party B fails to perform or complete performance of any obligations under this contract, Party A is entitled to send written notice to Party B to correct, Party B shall finish corrections within 5 days after receiving the notice, if Party B fails to do so for more than 3 days, Party A has the right to require Party B to pay RMB500 yuan for breach of contact and Party B’s the performance of the obligation will continue to be fulfilled; if Party B fails to do so for more than 15 days, Party A shall have the right to terminate this contract.

16.	Profit guarantee and employment restrictions

16.1	Prior to the signing of this contract, Party A has displayed and explained the information of Party A in details according to the relevant laws, regulations and relevant regulations of the State, and introduced the market status of ” Ka Su Le ” to Party B. The authorized shop shall carry out various information such as the possibility of success of the business operation and the legal meaning of all the terms under the contract; Party B shall understand and agree to the following facts. The various materials displayed in the explanation of Party A merely indicate the possibility of success of joining the cooperative operation project, not a commitment.

16.2	Party B recognizes the commercial risks of investing in authorized business projects. Authorized operation is not a simple copy, but a commercial activity that relies on independent efforts, business judgment and skills, market conditions and other factors of authorized shops. Party B will, through training and other means, enable itself and authorized shop employees to master the operating specifications and methods of authorized shops, and work together with Party A to accomplish the purpose and objectives of this contract.

16.3	Without the consent of Party A, Party B shall not directly employ the current employees (including part-time employees) of Party A or its group headquarters or other authorized shops, as well as employees who have been opened or delisted by the above-mentioned units; Party B employs without knowledge. After knowing the situation, the employment or labor relationship shall be immediately terminated without violating the contract of the labor contract signed with the employed person and the labor laws and regulations.

17.	Applicable Law and Dispute Resolution

17.1	The relevant laws, regulations and rules of the People’s Republic of China shall apply to all matters related to the signing, interpretation, performance, modification, termination and dissolution of this contract.

17.2	Due to the signing, performance of this contract and the disputes related to this contract, the parties shall settle the dispute through negotiation, and may also be mediation by the relevant department. If the negotiation or mediation fails, either party has the right to sue in the people’s court at Party A’s location.

18. Annex

18.1	The title of all chapters and articles in this contract is for the purpose of facilitating the understanding of the terms of the contract, not part of the terms of this contract, and is not the basis for interpreting the terms of the contract.

18.2	If the unfinished matters or the contents of the terms of this contract are not clear, Party A shall make a reasonable explanation of this contract according to the principles of this contract, the purpose of the contract, the trading habits and the terms of the related terms. The explanation given by Party A has binding, unless the law or the interpretation of this contract agreement conflict.

18.3	Nothing in this contract shall be invalid or unenforceable for any reason and within any scope. Unless otherwise agreed, the validity or performance of other terms of this contract shall not be affected ; in the event of the above, the parties may negotiate a new effective term. Invalid clause, or modify the invalid clause to be a legally valid clause.

18.4	Party A and Party B unanimously confirm that all the terms and conditions of this contract are undoubtedly correct, and have an accurate understanding of the parties’ rights and obligations and limitations of liability or exemption from the legal meaning of the treaty; the signing of this agreement and related documents by both parties is true. The meaning is that there is no fraud, coercion, unfairness or major misunderstanding.

18.5	If the contract is not completed, it shall be implemented in accordance with relevant laws and regulations. If there are no provisions in laws and regulations, both parties may reach a written supplementary agreement. The supplemental agreement has the same legal effect as this contract.

18.6	This contract shall be signed and affixed with the official seal by both parties, and shall be effective upon the successful payment of the “authorized cooperation” by Party B in the Mall. Each party shall hold one copy and have the same legal effect.

18.7	This contract is an e-commerce contract. The legal and valid electronic signature and electronic signature of both parties are the same as their physical seal and signature.

18.8	The annex to this contract is an integral part of this contract and has the same legal effect as this contract.

Annex 1: Commodity and Equipment Return Service System

Annex 2: Delivery List

Annex 3: Ka su Le Health Drink Machine Parts Purchase Price Reference Table

Annex 4: Stock Transfer Agreement

Annex 5: Management Methods for Promotion of Shop Clerk

18.9 The final interpretation right of this contract belongs to “Dongguan Zhenghao Industrial Investment Co., Ltd.”.

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[There is no text on this page, it is the signing page of “Ka Su Le

Promotion period special authorized cooperation contract”]

Party A (seal): Dongguan Zhenghao Industrial Investment Co., Ltd.

Contact number: XXX

Address: 3907 Room, 39th Floor,Building 8, Changan Vanke Center, No. 1 Changqing South Road, Changsheng Community, Chang’an Town, Dongguan City

Party B (seal/signature): ________________

ID number: _______________________________________________

Contact number: _______________________________________________

Detailed address: _______________________________________________

Date of signing:	Place of signing: